UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2009

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (I.R.S. Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 30, 2009, the Board of Directors of The Dow Chemical Company (“Dow” or the “Company”) approved a restructuring plan that incorporates actions related to the Company’s acquisition of Rohm and Haas Company (“Rohm and Haas”) as well as additional actions to advance the Company’s strategy and respond to continued weakness in the global economy. The restructuring plan includes the elimination of approximately 2,500 positions with most of those resulting from synergies achieved as a result of the acquisition of Rohm and Haas. In addition, the Company will shut down a number of manufacturing facilities, as described in Item 2.06 below. All of these actions are planned to be completed during the next two years.

As a result, the Company will record a charge in the second quarter of 2009 for costs associated with these activities, consisting of severance costs of $125 million to $175 million, environmental remediation costs of approximately $50 million, and contract cancellation fees of approximately $5 million. In total, these costs are expected to be in the range of $180 million to $230 million.

All severance costs, environmental remediation costs and contract cancellation fees associated with these activities will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Item 2.06 Material Impairments.

On June 30, 2009, the Board of Directors of the Company approved a restructuring plan, which includes the shutdown of a number of facilities as the Company continues to aggressively pursue its strategy of reducing exposure to highly cyclical basics materials by further rationalizing the related manufacturing capabilities in line with the Company’s strategic direction. In addition, where the combination of Dow and Rohm and Haas resulted in overlapping manufacturing capabilities, the Company is taking action to optimize facilities. As a consequence of these activities, which are scheduled to be completed over the next two years, the Company will record a charge in the second quarter of 2009 for asset write-downs and asset write-offs, including the write-down of certain manufacturing facilities, the impairment of acrylic monomer and specialty latex assets the United States Federal Trade Commission (“FTC”) has required the Company to divest as a result of its acquisition of Rohm and Haas, and the write-off of certain capital project spending. The charge related to the impairment of assets will range from $420 million to $520 million. The most significant impairments are described below:

-
Due to continued weakness in the global economy and the Company’s pursuit of its transformational strategy, the decision was made to shut down a number of hydrocarbon and basic chemicals facilities, including the following:

•	Ethylene manufacturing facility in Hahnville, Louisiana
•	Ethylene oxide/ethylene glycol manufacturing facility in Hahnville, Louisiana
•	Ethylene dichloride and vinyl chloride monomer facility in Plaquemine, Louisiana

-	Due to an expected loss on the FTC required divestiture of certain acrylic monomer and specialty latex assets, the Company will recognize an impairment charge.

-	Due to completion of the Company’s acquisition of Rohm and Haas, the decision was also made to close a number of small manufacturing facilities to optimize the assets of the combined company.

None of the costs related to the write-down or write-off of assets will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on July 1, 2009, regarding the preceding items. The press release is included below in its entirety.

Dow to Achieve More Than $100 Million in Annual Savings via Additional Portfolio Management Actions to Streamline Manufacturing Footprint
Company Remains On Track to Reach $1.3 Billion in Cost Savings Related to Rohm and Haas Acquisition

Midland, Mich. – July 1, 2009 – The Dow Chemical Company (NYSE: DOW) announced today that on June 30, its Board of Directors approved a restructuring plan which calls for the shutdown of a number of manufacturing assets, including ethylene and ethylene-derivative assets in the Company’s basics portfolio.

Consistent with the Company’s $1.3 billion synergy commitment related to the acquisition of Rohm and Haas Company, the restructuring plan includes a charge for the elimination of approximately 2,500 positions, which has been previously announced.

Dow will also recognize an impairment charge due to an expected loss on the divestiture of certain acrylic monomer and specialty latex assets, which is required for United States Federal Trade Commission approval of the Rohm and Haas acquisition.

“Consistent with Dow’s practice of active portfolio management, we continue to take quick and aggressive action to right-size our manufacturing footprint, particularly in our basics portfolio,” said Andrew N. Liveris, Dow chairman and chief executive officer. “These actions are also aligned with our strategic transformation, which focuses on preferentially investing for growth in our performance and advanced materials portfolios. In addition, we are making excellent progress on achieving $1.3 billion in cost synergies from the acquisition, and today’s steps demonstrate our speed and determination to deliver these savings.”

Specific sites in the Company’s Basics portfolio that will be impacted include:
Ethylene Production
•	An ethylene cracker in Hahnville, Louisiana

Ethylene Derivatives
•	An ethylene oxide/ethylene glycol production unit in Hahnville, Louisiana
•	An ethylene dichloride and vinyl chloride monomer facility in Plaquemine, Louisiana

These shutdowns are in addition to numerous other ethylene-derivative closures that have occurred as part of a restructuring program announced in the fourth quarter of 2008, specifically:
•	A production unit in Seadrift, Texas, for the manufacture of NORDEL™ hydrocarbon rubber ceased production in the first quarter of 2009
•	A low density polyethylene unit in Freeport, Texas, ceased production in the first quarter of 2009
•	A production unit in Plaquemine, Louisiana, for the manufacture of TYRIN™ chlorinated polyethylene ceased production in the first quarter of 2009
•	A styrene monomer production unit in Freeport, Texas, ceased production in the fourth quarter of 2008

These shutdowns, when taken in total, will reduce the Company’s ethylene demand by approximately 30 percent on the U.S. Gulf Coast. As a result, Dow expects to eliminate its purchases of ethylene from the merchant market (approximately three billion pounds annually), improving the Company’s cost position while fully integrating ethylene production with internal demand in order to better meet customer needs.

About Dow
With sales of $58 billion in 2008 and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element” to constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. On April 1, 2009, Dow acquired Rohm and Haas Company, a global specialty materials company with sales of $10 billion in 2008 and 15,000 employees worldwide. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date:	July 1, 2009

/s/ WILLIAM H. WEIDEMAN
William H. Weideman
Vice President and Controller